Exhibit 99.1

BAETA Corp. Engages Imagine Growth Strategy, Inc. as Business Advisory Consultant.

FORT LEE, NJ—(PRNewswire – 08/26/11) - BAETA Corp. (OTCBB: BAEA.OB) - News), an advanced technology-enabled health improvement company located in Fort Lee, New Jersey, announced today that it has engaged Imagine Growth Strategy, Inc. to assist the Company as a business advisory consultant. Imagine Growth Strategy will help the Company to target an array of potentially beneficial financial transactions, including the targeting of potential mergers and acquisitions, and to further facilitate growth with respect to the Company’s business development. A Current Report on Form 8-K describing the transaction has been filed with the Securities and Exchange Commission on August 26, 2011.

"We welcome the opportunity to work with the Imagine Growth Strategy as we seek to introduce exciting and revolutionary new approaches for healthcare management to the marketplace," stated Len Pushkantser, Chief Executive Officer of BAETA Corp. “We are pleased to have a partner that recognizes the value of fact-based data that helps lead to faster diagnoses, improved treatment via remote monitoring, and improved patient health,” said Mr. Pushkantser.

“We are delighted to partner with BAETA Corp. to help usher in the era of participatory healthcare led by BAETA’s MyHealthTrends product suite,” said Alan D. Lewis II, Managing Partner of the Imagine Growth Strategy.

“We are excited about the large and growing markets served by BAETA Corp. well as the technical and health-related expertise within BAETA Corp. We believe investors, once aware of the Company and its offerings, will share precisely the same sentiment,” said Ryan Dean Hoggan, Managing Partner of the Imagine Growth Strategy.

Contacts:
For more information about Baeta Corp., please visit http://www.baetacorp.com/ or contact:

For BAETA Corp:
Mr. Leonid Pushkantser
Chief Executive Officer, BAETA Corp.
1 Bridge Plaza Suite 275
Fort Lee, NJ 07024
(201) 471-0988, Extension 106
lenpu@baetacorp.com

For the Imagine Growth Strategy:
Mr. Alan D. Lewis II
Managing Partner, Imagine Growth Strategy
(661) 600-6140

About BAETA Corp.

BAETA Corp. (OTCBB: BAEA - News) is a technology-enabled health improvement company whose objective is to empower patients to elevate their role in the prevention, diagnosis, treatment, and recovery from illnesses. BAETA Corp. develops innovative, technology-driven healthcare information solutions enabling patients to easily capture health-related data. Please visit BAETA Corp. at http://www.baetacorp.com for more information about our products.

Not a Broker/Dealer or Financial Advisor

BAETA Corp. is not a Registered Broker/Dealer or a Financial Advisor, nor does it hold itself out to be a Registered Broker/Dealer or Financial Advisor. All material presented in this press release, on the Company's website or other media is not to be regarded as investment advice and is only for informative purposes. Readers should verify all claims and conduct their own due diligence before investing in BAETA Corp. Investing in small-cap, micro cap and penny stock securities is speculative and carries a high degree of risk.

No Offer of Securities

None of the information featured in this press release constitutes an offer or solicitation to purchase or to sell any securities of BAETA Corp.

SAFE HARBOR FOR FORWARD-LOOKING STATEMENTS

Information presented in this press release contains "forward looking statements" within the meaning of Section 27A of the Securities Exchange Act of 1933 and Section 21B of the Securities Exchange Act of 1934. Any statements that express or involve discussions with respect to predictions, expectations, beliefs, plans, projections, objectives, goals, assumptions or future events or performance are not statements of historical fact may be "forward looking statements." Forward looking statements are based on expectations, estimates, and projections at the time the statements are made that involve a number of risks and uncertainties which could cause actual results or events to differ materially from those presently anticipated. Forward looking statements in this action may be identified through use of words such as "projects," "foresee," "expects," "will," "anticipates," "estimates," "believes," "understands," or that by statements indicating certain actions "may," "could," or "might" occur. Understand there is no guarantee past performance will be indicative of future results.

None of the information contained on the BAETA Corp. website is incorporated by reference herein.

More Information:

Please contact:
Mr. Leonid Pushkantser, CEO
BAETA Corp.
1.201.471.0988 X106